UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):          June 17, 2008

MEDecision, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	001-33191 (Commission File Number)	23-2530889 (I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

Merger Agreement

On June 17, 2008, MEDecision, Inc., a Pennsylvania corporation (the “Company”), Health Care Service Corporation, a Mutual Legal Reserve Company, an Illinois corporation (“Parent”) and Mercury Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent (the “Merger”).  The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

If the Merger is completed, each outstanding share of the Company’s common stock will be converted into the right to receive $7.00 in cash (the “Merger Consideration”), without interest and less any required withholding taxes.  The Company will call and hold a special shareholder meeting as soon as reasonably practicable for the purpose of voting on the adoption of the Merger Agreement and the approval of the Merger.

The completion of the Merger is subject to various customary conditions, including, among others, (i) the receipt of the required Company shareholder approval; (ii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) since December 31, 2007 and (iii) the Company having Adjusted Net Cash (as defined in the Merger Agreement) of at least the specified amounts set forth in the Merger Agreement.

Voting Agreements

In connection with the execution of the Merger Agreement, Parent and certain holders of the Company’s common stock have each entered into voting agreements (collectively, the “Voting Agreements”).  Pursuant to the Voting Agreements, these shareholders have agreed to vote their shares of the Company’s common stock in favor of adopting the Merger Agreement and approval of the Merger.  These holders beneficially own in the aggregate approximately 45% of the Company’s common stock. The Voting Agreements will terminate: (i) upon the adoption of the Merger Agreement by the Company’s shareholders; (ii) upon the termination of the Merger Agreement in accordance with its terms; or (iii) at any time upon notice by Parent to the signatory shareholders of the Voting Agreements.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the Voting Agreements, which are attached as exhibits to this report and are incorporated in this report by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Employment Agreements

In connection with the execution of the Merger Agreement, the Company entered into Employment Agreements (individually, an “Agreement” and collectively, the “Agreements”) with David St. Clair and Carl E. Smith, each a named executive officer of the Company.  The Employment Agreements will become effective as of the effective time of the Merger.

Mr. St. Clair’s Agreement specifies that he will receive an annual base salary of $420,000 and additional bonus opportunities.

Mr. Smith’s Agreement specifies that he will receive an annual base salary of $264,000 and additional bonus opportunities.

Under each Agreement, if an executive’s employment is terminated by the Company without “cause” or by executive for “good reason” (in each case as defined in the Agreement), the executive will receive subsidized COBRA coverage and a lump sum severance payment in an amount equal to one year of the executive’s base salary (or two years of the executive’s base salary if the termination occurs within one year (with respect to Mr. Smith) or eighteen months (with respect to Mr. St. Clair) following a change in control of the Company (not including the Merger, for this purpose)).  Under each Agreement, the payment of any severance benefit is conditioned on the executive’s execution of a general release of claims against the Company.

The Agreements also provide that each executive will be subject to (i) customary confidentiality and proprietary information covenants; and (ii) customary non-competition and non-solicitation covenants for a period of one year following any termination of employment (or two years, if the executive receives the enhanced change in control severance benefit described above in connection with such termination).

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached as Exhibits 10.1 and 10.2 to this report and are incorporated in this report by reference.

Item 8.01  Other Events

The Company issued a press release on June 18, 2008 announcing the execution of the Merger Agreement.  A copy of the press release is included as Exhibit 99.8 to this report and is incorporated in this report by reference.

Additional Information About the Merger and Where to Find It

The Company will file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the proposed merger between the Company and Parent.  The Company’s shareholders are advised to read the proxy statement when it is finalized and distributed to them because it will contain important information. The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, Attention: Corporate Secretary, telephone: (610) 540-0202, or from the Company’s website, www.medecision.com.

Participants in the Merger Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of the Company with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock as of March 28, 2008 is also set forth in the Company’s proxy statement for its 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 23, 2008.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 17, 2008, by and among MEDecision, Inc., Health Care Service Corporation and Mercury Acquisition Corp.*

10.1	Employment Agreement, dated as of June 17, 2008, by and between MEDecision, Inc. and David St. Clair

10.2	Employment Agreement, dated as of June 17, 2008, by and between MEDecision, Inc. and Carl E. Smith

99.1	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and David St.Clair

99.2	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Carl Smith

99.3	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Liberty Ventures I, L.P.

99.4	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Liberty Ventures II, L.P.

99.5	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Stockwell Fund, L.P.

99.6	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Grotech V Maryland Fund, L.P.

99.7	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Grotech Partners V, L.P.

99.8	Press Release of MEDecision, Inc. issued on June 18, 2008.

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: June 18, 2008	By:	/s/ Carl E. Smith
		Name:	Carl E. Smith
		Title:	Executive Vice President and Chief
Financial Officer

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of June 17, 2008, by and among MEDecision, Inc., Health Care Service Corporation and Mercury Acquisition Corp.*

10.1	Employment Agreement, dated as of June 17, 2008, by and between MEDecision, Inc. and David St. Clair

10.2	Employment Agreement, dated as of June 17, 2008, by and between MEDecision, Inc. and Carl E. Smith

99.1	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and David St.Clair

99.2	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Carl Smith

99.3	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Liberty Ventures I, L.P.

99.4	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Liberty Ventures II, L.P.

99.5	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Stockwell Fund, L.P.

99.6	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Grotech V Maryland Fund, L.P.

99.7	Voting Agreement dated as of June 17, 2008, by and among Health Care Service Corporation, Mercury Acquisition Corp. and Grotech Partners V, L.P.

99.8	Press Release of MEDecision, Inc. issued on June 18, 2008.

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.